UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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[ ]	Soliciting Material Pursuant to §240.14a-12

VISION-SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Vision-Sciences Stockholder:

 I would like to extend a personal invitation for you to join us at our 2014 Annual Meeting of Stockholders. We will hold the meeting at our offices at 40 Ramland Road South, Orangeburg, New York 10962 on July 31, 2014, at 10:00 a.m., local time.

During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement that follows and respond to any questions that you may have about the Company.

This year, we again have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe this approach provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Even if you don’t plan to attend the Annual Meeting, please vote electronically via the Internet or by telephone, or, if you have received a printed set of proxy materials, please complete, sign, date and return the proxy card in the envelope provided. Please review the instructions on each of your voting options described in the Important Notice Regarding the Availability of Proxy Materials. Voting electronically or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Vision-Sciences.  We look forward to seeing you at the Annual Meeting.

/s/ Lewis C. Pell
Lewis C. Pell Chairman of the Board

 VISION-SCIENCES, INC.

40 Ramland Road South,

Orangeburg, New York 10962

Notice of Annual Meeting of Stockholders

to be Held on July 31, 2014

The Annual Meeting of Stockholders of Vision-Sciences, Inc. will be held at the Company’s corporate headquarters, 40 Ramland Road South, Orangeburg, New York 10962, on Thursday, July 31, 2014, at 10:00 a.m., local time, to consider and act upon the following matters:

(1)	To elect two Class II Directors named in the attached Proxy Statement to hold office until the Annual Meeting of Stockholders in 2017, each to serve for a three-year term;

(2)	To ratify the appointment of EisnerAmper LLP as independent registered public accountants for the fiscal year ending March 31, 2015;

(3)

To approve an amendment to the Amended and Restate Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value per share (“Common Stock”), from 75,000,000 shares of Common Stock to 100,000,000 shares of Common Stock; and

(4)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on June 12, 2014 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting and during normal business hours at the Company’s corporate headquarters during the 10-day period immediately prior to the date of the Annual Meeting.

By Order of the Board of Directors,

/s/ Lewis C. Pell
Lewis C. Pell, Chairman
Orangeburg, New York
June 17, 2014

EACH STOCKHOLDER IS URGED TO VOTE VIA THE INTERNET, BY TELEPHONE OR, IF YOU HAVE RECEIVED

A PRINTED SETOF PROXY MATERIALS, BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD

IN THE ENVELOPE PROVIDED, IN EACH CASE IN THE MANNER DESCRIBED IN THE NOTICE

REGARDING AVAILABILITY OF PROXY MATERIALS. IF A STOCKHOLDER DECIDES TO

ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE

THE PROXY AND VOTE THE SHARES IN PERSON

3

TABLE OF CONTENTS

Proposal 1: Election of Class II Directors	2

Board Structure and Governance	4

Non-employee Director Compensation	7

Proposal 2: Ratification of Appointment of Independent Registered Accountants	8

Security Ownership of Certain Beneficial Owners and Management	10

Section 16(a) Beneficial Ownership Reporting Compliance	11

Executive Compensation and Other Information	11

Named Executive Officer Compensation	15

Agreements and Other Related Party Transactions	17

Proposal 3: Amendment to Certificate of Incorporation to Increase Number of Authorized Shares	18

Other Matters Before the Annual Meeting	20

Other Matters Related to this Proxy Statement	20

Appendix A: Certificate of Amendment of Certificate of Incorporation	23

Appendix B: Certificate of Amendment of Certificate of Incorporation	31

4

VISION-SCIENCES, INC.

40 Ramland Road South

Orangeburg, New York 10962

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on July 31, 2014 at 10:00 a.m. Local Time

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Vision-Sciences, Inc. (the “Company,” which also may be referred to as “our”, “us”, or “we”) for use at the 2014 Annual Meeting of Stockholders (“Annual Meeting”) to be held on July 31, 2014 at 10:00 a.m. at the Company’s corporate headquarters at the above address, and at any postponements or adjournments thereof. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to our Corporate Secretary or by voting in person at the Annual Meeting or by voting again on a later date by internet or telephone.

This Proxy Statement and the form of Proxy were first furnished or made available to stockholders on or about June 17, 2014.

Voting Securities and Votes Required

At the close of business on June 12, 2014, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 47,531,859 shares of our Common Stock, $0.01 par value per share (“Common Stock”), constituting all of our voting stock. Holders of Common Stock are entitled to one (1) vote per share.

The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting.  Shares of Common Stock represented in person or by proxy will be counted for purposes of determining whether a quorum exists at the Annual Meeting and will be voted in accordance with the voting specifications or, if none, in the manner specified in the proxy.

Shares held by stockholders who abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes for or against any such matter, but will be counted for purposes of establishing a quorum.  We encourage you to provide specific voting instructions to any organization that holds your shares of Common Stock in street name.

The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. Each of the ratification of the appointment of the independent registered public accountants, the advisory vote on executive compensation, and the advisory vote on the frequency of the advisory vote on executive compensation require the affirmative vote of a majority of shares of Common Stock voting on the matter for approval.

ALL PROXIES TIMELY RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

PROPOSAL 1:

ELECTION OF CLASS II DIRECTORS

Our governing documents provide that the Board will be divided into three classes: Class I, Class II and Class III. Of the nine authorized director seats, three seats are designated for Class I Directors, three seats are designated for Class II Directors, and three seats are designated for Class III Directors. There are currently three Class I Directors, whose terms expire at our 2016 Annual Meeting of Stockholders, two Class II Directors (with one vacancy), whose terms expire at this 2014 Annual Meeting of Stockholders, and one Class III Director (with two vacancies), whose term expires at our 2015 Annual Meeting of Stockholders. Once elected at the 2014 Annual Meeting, the Class II Directors will have terms that expire at our 2017 Annual Meeting of Stockholders. The directors in each class serve terms of three years or until the election of their successors or their earlier death, resignation or removal.

At the Annual Meeting, two Class II Directors are nominated to be elected. The two Class II Director nominees, Katsumi Oneda and Dr. Cheryl Pegus, each have indicated his or her willingness to serve, if elected, but if any of them are unable or unwilling to stand for election, proxies may be voted for a substitute nominee or nominees designated by the Board. The persons named in the proxy card will vote for Katsumi Oneda and Dr. Cheryl Pegus as Class II Directors, unless authority to vote for the election of any of them is withheld by marking the proxy to that effect.

Listed below are the names and certain information with respect to each of our current directors, including the nominees for Class II Directors:

Name	Class of Director	Age	First Became a Director	Independent (1)	Audit Committee (2)	Compensation Committee	Governance and Nominating Committee
Lewis C. Pell	I	71	1987
John J. Rydzewski	I	61	2009
Howard I. Zauberman	I	61	2013
Katsumi Oneda (3)	II	76	1987
Dr. Cheryl Pegus (3)	II	49	2013
David W. Anderson	III	61	2005

= Committee chair
= Committee member

(1)	All independent directors satisfy the definition of the listing standards of The NASDAQ Stock Market.
(2)	All Audit Committee members satisfy the requirements of the Securities and Exchange Commission (“SEC”) for independence for Audit Committee members.
(3)	Nominee for Class II Director with a three-year term ending in 2017.

Nominees for Class II Directors: Three-Year Term Ending in 2017

Katsumi Oneda is a co-founder of Vision-Sciences and served as Chairman of the Board of Directors from 1990 to 1991 and again from 1993 to 2005. From 1993 through 2003, he also served as our President and Chief Executive Officer. He served as Vice-Chairman of our Board from 1992 to 1993. Mr. Oneda is a director of Photomedex, Inc. and of a private company. Mr. Oneda’s decades-long experience in the field of endoscopy and device engineering, and his pivotal role in creating and furthering our technology make him well suited to continue to serve on our Board.

Dr. Cheryl Pegus is President of Caluent, LLC, a healthcare advisory company. She is a Director and Strategic Advisor of Glytec, a glycemic clinical software organization; the Lead Independent Director of Vision Sciences and Director and Strategic Advisor of HealthFleet, an e-health company. Dr. Pegus is also the President of the American Heart Association Founder's Affiliate.

Dr. Pegus has more than 20 years of clinical practice and industry experience. Previously she was the Chief Medical Officer for Walgreens, responsible for Clinical Affairs, Clinical Quality, Outcomes and Analytics, Employee Health and Wellness, and Clinical Sales. She served as the General Manager and Chief Medical Officer for SymCare Personalized Health Solutions, Inc., a J&J start-up company, which provides wireless care management solutions utilizing remote monitoring, now part of the $2.6 billion J&J Diabetes Franchise. Prior to joining SymCare in 2007, she was the Head of Clinical Products for Aetna's Medical Products Business Unit, responsible for developing, prioritizing and articulating the company's clinical product strategy. Former positions at Aetna include National Medical Director, Clinical Program Development/Design and Marketing for Aetna's Member Advantage programs, and National Medical Director for Women's Health. Early in her career, she served as the Medical Director for the Cardiovascular Risk Factors Group at Pfizer Pharmaceuticals in New York.

She is a member of the board of directors of the Founder's Affiliate of the American Heart Association. In addition, Dr. Pegus is a member of the Dean's Circle at Weill Cornell Medical College, sits on the editorial advisory board of Disease Management Advisor, was a Founding Board member of the National Business Group on Health's Obesity Taskforce and is a past board member of the Care Continuum Alliance.

Dr. Pegus is a board-certified physician with subspecialty training in cardiology. She received an M.P.H. from Columbia University School of Public Health, an M.D. from Cornell University Medical College, completed her internal medicine residency and cardiology fellowship at New York Hospital-Cornell and practiced internal medicine and cardiology. She has published many peer-reviewed studies and presented at national and international conferences. Dr. Pegus recently published the healthy cookbook, Everyone Eats.

We believe Dr. Pegus’ broad healthcare industry experience, professional training, and educational background make her well-suited to serve as a member of our Board and our committees, if elected.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE ABOVE DIRECTOR

NOMINEES FOR ELECTION AS A CLASS II DIRECTOR.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE

 VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE

Other Directors

Incumbent Class I Directors Continuing in Office until 2016

Lewis C. Pell is a co-founder of Vision-Sciences and has been Chairman of the Board since 2005. Mr. Pell also briefly served as our Principal Executive Officer from June 2013 to August 2013. Prior to 2005, Mr. Pell served as Vice-Chairman of our Board of Directors since 1992. Mr. Pell is a founder or co-founder and chairman and director of several privately held medical device companies and is the chairman of Photomedex, Inc., a publicly-traded dermatology company. We believe Mr. Pell’s extensive experience with Vision-Sciences and other companies in the medical device industry, particularly his experience serving as a founder and a member of the board of directors of numerous medical device companies, makes him exceptionally well-suited to serve as a member of our Board.

John J. Rydzewski is the Executive Chairman of Enumeral Biomedical Corp. Prior to joining Enumeral in 2011, Mr. Rydzewski was a managing director, since 2006, of Christofferson, Robb & Company LLC, a private investment firm, and was responsible for that firm's life science investments. He previously served as a vice president in the Investment and Merchant Banking Departments of Kidder, Peabody & Co. Incorporated and as a vice president in the Healthcare Investment Banking Group of Dean Witter Reynolds Inc. Prior to investment banking, he was a manager at Price, Waterhouse & Co. He serves as Co-Chairman of the Board of Advisors of RAND Health, a unit of the RAND Corporation and he is a Director of the New York State Catholic Health Plan Inc. (d/b/a Fidelis Care New York). He previously served as a Director of other public and privately-held companies including ARV Assisted Living, Inc., United Medical Corporation, Maxim Healthcare Corporation and Healthology, Inc. Mr. Rydzewski received a Master of Business Administration and a Bachelor of Science degree with Honors, from The Wharton School of the University of Pennsylvania and a C.P.A. license in Missouri.

Howard I. Zauberman is President and Chief Executive Officer of Vision-Sciences. Mr. Zauberman has over 30 years of experience as a leader in the medical products industry. Prior to joining us, from 2005 to 2012, he was Vice President of Business Development at Henry Schein, Inc., a leading global healthcare distributor serving office based medical practitioners. Mr. Zauberman also served as a Special Venture Partner at Galen Partners, a healthcare growth equity and late stage venture capital firm, focused on technology enabled services, medical devices and specialty pharmaceuticals. Prior to this, Mr. Zauberman held senior management positions at ETHICON, Inc. a Johnson & Johnson company and Pfizer, Inc. Mr. Zauberman has a Masters of Engineering Management from Northwestern University, a Bachelor of Science from Columbia University in mechanical engineering and a Bachelors degree from Queens College.

Incumbent Class III Director Continuing in Office until 2015

David W. Anderson is currently President and CEO of Gentis, Inc. a clinical stage spinal implant company which he joined in December 2004. Mr. Anderson has been a successful serial entrepreneur in the Medical Device field for 20 years. The focus of Mr. Anderson's career has been Orthopaedics and he has been a part of the creation and growth of five Orthopaedic organizations; Osteotech (Founder and Executive Vice President) (1986 – 1989); Bionx Implants (CEO) (1994 – 1999); Replication Medical (Founder and Director) (1999 – 2004); Orteq Ltd. (Founder and Chairman) (2003 – present); and Gentis (CEO). In addition to his Orthopaedic experience, Mr. Anderson also served as CEO of the Cardiology division of Kensey Nash (1992 – 1994) and of the Disinfection division of Sterilox Technologies (2000 – 2004). Over his 20 years as a hands-on manager in start-up operations, he has raised over $200 million in capital, taken a company through the initial public offering route onto NASDAQ and has been a part of multiple merger and acquisition transactions. Mr. Anderson began his medical technology career with Schering Plough in operations and general management. He serves as a non-executive Director for PhotoMedex (Nasdaq: PHMD) and Orteq Ltd, and sits on the Advisory Boards for Mentor Tech Ventures II and the OLK Medical Fund, both early stage Medical Technology Venture Funds. Mr. Anderson has a B.S. in Chemical Engineering from Cornell University.

BOARD STRUCTURE AND GOVERNANCE

Leadership Structure

Since 2005, we have had separate individuals serving as Chairman of the Board and as Chief Executive Officer (“CEO”). The CEO is responsible for managing the day-to-day leadership and performance of the Company, while the Chairman and the Board provides guidance to the CEO. The Chairman leads and manages the Board and presides over meetings of the full Board. We believe this structure strengthens the role of the board in fulfilling its oversight responsibility and fiduciary duties to our stockholders while recognizing the day-to-day management of the direction of the Company by our CEO.

 Our Board selects our executive officers generally on an annual basis or at such other times as the Board may determine, and serve at the Board’s discretion. No family relationship exists among any of our executive officers or directors.

The Board plays an active role in the oversight of risk and the Company’s risk management practices and on a regular basis discusses the material risks affecting the Company, its industry and the general business environment. Each year, the Board approves the Company’s annual budget; in addition, it regularly reviews with management the Company’s long-range strategic plans, providing management with its guidance and its views on potential risks and benefits inherent in any such plans. The Audit Committee primarily is responsible for review of financial and compliance risks, with the full Board responsible for other risks. Because of its size and available resources, the Company does not have a dedicated risk management function; rather, certain employees within the Company are charged with responsibility for specific risk areas including operational, liquidity, legal, and compliance risks. These individuals make regular reports to the Board and the Audit Committee on their areas of risk oversight. In addition, the Company’s Principal Financial Officer and Principal Accounting Officer (the same individual) provides regular reports to both the Board and the Audit Committee and has a direct reporting relationship to the Audit Committee. Both the Board and the Audit Committee routinely meet in executive session without management present to discuss material risks facing the Company.

The Board met eight times during fiscal 2014. All members of the Board who then served attended the last Annual Meeting on August 26, 2013 in person, and all are expected to attend the 2014 Annual Meeting in person. No incumbent member of the Board attended fewer than 75% of the aggregate meetings of the Board and committees of the Board for which he or she serves.

Audit Committee

We have a standing Audit Committee of the Board in accordance with the Securities Exchange Act. The purpose of the Audit Committee is to review our audited financial statements with management, review our independent registered public accountants’ performance in the annual audit, review audit fees, review fees for the preparation of our tax returns, discuss our internal accounting control policies and procedures and consider and appoint our independent registered public accountants.

The current members of the Audit Committee are Messrs. Anderson and Rydzewski, and each such member is “independent” under the listing standards of The NASDAQ Stock Market and the SEC’s requirements for Audit Committee members. Mr. Anderson is chairman of the Audit Committee and has been recognized by and designated as the “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee met six times during fiscal 2014. The Audit Committee Charter is available on our website at www.visionsciences.com by selecting “Investors” and then “Corporate Governance” from the available options.

Compensation Committee

We have a standing Compensation Committee of the Board. The purpose of the Compensation Committee is to assist the Board in the discharge of its responsibilities with respect to employee compensation including the adoption, periodic review and oversight of the Company’s compensation strategy, policies and plans.  The Compensation Committee administers our 2000 Stock Incentive Plan, our 2007 Plan, and our 2003 Director Plan (collectively, the “Plans”) and authorizes option grants under the Plans to our employees. In fiscal 2014, and for the annual reviews of our executive officers effective April 2014, the Board did not modify or reject in any material way any action or recommendation of the Compensation Committee.

The Compensation Committee meets in executive session. The Compensation Committee, on occasion, invites members of management and outside advisors to participate in Compensation Committee meetings to provide financial or other information useful to the performance of its responsibilities. The Committee did not utilize the services of any compensation consultants during the preceding two fiscal years.

The CEO may not participate in, or be present during, any deliberations of the Compensation Committee regarding his compensation or individual performance objectives. The CEO recommends salaries, bonuses, and stock option grants for the Company’s executive officers. The Compensation Committee reviews these recommendations and independently determines the compensation for such officers. The Compensation Committee also approves company-wide pay increases and discretionary compensation that may be allocated to non-executive employees by management.

A description of the Compensation Committee’s determination of executive compensation is included in the Executive Compensation and Other Information section of this Proxy Statement.

The current members of the Compensation Committee are Messrs. Anderson and Rydzewski, and each such member is “independent” under the listing standards of The NASDAQ Stock Market. Mr. Rydzewski is chairman of the Compensation Committee.

The Compensation Committee met six times during fiscal 2014. The Compensation Committee Charter is available on our website at www.visionsciences.com by selecting “Investors” and then “Corporate Governance” from the available options.

 Governance and Nominating Committee

We have a standing Governance and Nominating Committee of the Board. The purpose of the Governance and Nominating Committee is to oversee all aspects relating to corporate governance, including acting as an independent committee evaluating transactions between the Company and its Board members and officers.  The Governance and Nominating Committee also assists the Board by identifying individuals qualified to become Board members, recommends for selection by the Board the director nominees to stand for election at the next annual meeting of the Company’s stockholders and recommends to the Board director nominees for each committee of the Board (other than this Committee).

When reviewing related party transactions, the Governance and Nominating Committee considers all relevant facts and circumstances, including:

(1)	the commercial reasonableness of the terms;
(2)	the benefit and perceived benefits, or lack thereof, to the Company;
(3)	opportunity costs of alternate transactions; and
(4)	the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person.

The Governance and Nominating Committee only approves or ratifies a related party transaction when it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of our company and stockholders. No related party transactions will be consummated without the approval or ratification of our Governance and Nominating Committee and the disinterested members of the Board.  It is our policy that directors interested in a related party transaction will recuse themselves from any vote relating to a related party transaction in which they have an interest.

The Governance and Nominating Committee strives to select individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be the most effective, in conjunction with the other directors, in collectively serving the long-term interests of the stockholders. To this end, the Governance and Nominating Committee seeks director nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education and broad-based business acumen. The Governance and Nominating Committee also will consider any other factor that it deems relevant in selecting individuals as director nominees.  The Governance and Nominating Committee will consider candidates recommended by our stockholders and does not use different standards to evaluate nominees depending on whether they are proposed by our directors, management or stockholders.  The Governance and Nominating Committee considers diversity in identifying nominees for director but believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Governance and Nominating Committee does not have a formal policy in this regard, as discussed above, it seeks to achieve a range of ability, skills, and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.

The Governance and Nominating Committee met on June 9, 2014 and recommended that Katsumi Oneda and Dr. Cheryl Pegus be nominated as Class II Directors, to be elected to the Board by our stockholders at our meeting of stockholders. Dr. Pegus abstained from voting on her own nomination.

The current members of the Governance and Nominating Committee are Messrs. Anderson and Rydzewski and Dr. Pegus, and each such member is “independent” under the listing standards of The NASDAQ Stock Market. The committee will be appointing a new chairman at its next meeting.

The Governance and Nominating Committee met six times during fiscal 2014. The Governance and Nominating Committee Charter is available on our website at www.visionsciences.com by selecting “Investors” and then “Corporate Governance” from the available options.

Code of Ethics

 We have adopted a Code of Ethics applicable to all directors, officers and employees of the Company and its subsidiaries. Our Code of Ethics also covers financial and non-financial business practices and applies to the Company’s principal executive officer, principal financial officer, and principal accounting officer and certain other employees responsible for accounting and financial reporting. We require all employees, including our officers, to read and to adhere to the Code of Ethics in discharging their work-related responsibilities. Our compliance and ethics program involves the administration of, training regarding and enforcement of the Code of Ethics and is under the direction of our Principal Financial Officer and Principal Accounting Officer (the same individual). Employees are expected to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. Our Code of Ethics, as amended, is posted on our website under Corporate Governance in the Investors tab, at http://ir.visionsciences.com/governance.cfm, and we intend to disclose any future amendments to the Code of Ethics, or waivers granted to our executive officers from a provision to the Code of Ethics, on our website.

Stockholder Recommendations and Communications

We have an unwritten policy with regard to stockholder recommendations. Stockholders may recommend candidates for the Board by writing Vision-Sciences, Inc., Attn: Corporate Secretary, 40 Ramland Road South, Orangeburg, New York 10962. All stockholder recommendations that are received will be submitted to the Governance and Nominating Committee for review and consideration. Nominations of directors by stockholders will be considered and reviewed by the Governance and Nominating Committee, which will determine whether these nominations should be presented to the Board. Candidates are required to have the minimum qualifications described above that the Governance and Nominating Committee uses in its director recommendations.

Stockholders may send communications to the Board or to one or more individual directors at any time. Stockholders should direct their communication to the Board or to the individual director(s), in care of our Corporate Secretary at our principal offices, 40 Ramland Road South, Orangeburg, New York 10962. Any stockholder communications that are addressed to the Board or specified individual directors will be delivered by our Corporate Secretary to the Board or such specified individual directors.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Company compensates its non-employee directors through a mix of cash compensation and stock option grants.  The elements of non-employee directors’ compensation for fiscal 2014 were as follows:

Annual Cash Compensation:
●	Non-employee Director fee (paid in advance quarterly installments)	$20,000*
●	Committee Chair fee (Audit, Compensation, Governance and Medical Advisory Board) (paid in advance quarterly installments )	$4,000/each
●	Lead Independent Director fee (paid in advance quarterly installments )	$4,000/each

Equity Compensation:
●	Initial Stock Option Grant (upon first election or appointment to Board)	options to purchase 10,000 shares
●	Grant of Restricted Stock (granted upon the date of the Annual Meeting; shares vest quarterly over the year of the grant)	25,000 restricted shares

* The Non-employee Director fee is paid to all outside directors other than Mr. Oneda.

The above fees and equity compensation grants are provided in lieu of all other per-meeting fees. In addition, each Board member is reimbursed for his or her expenses, consistent with current practices. Mr. Pell is an employee of the Company and does not receive separate compensation in his capacity as a member of our Board. Mr. Pell received $28,267 in compensation for his services as an employee during fiscal 2014.

The 2003 Director Stock Option Plan (as amended, the “2003 Director Plan”) provides for the grant of non-statutory stock options (collectively “Director Options”) to our directors who are not our employees or any of our subsidiaries (collectively “Outside Directors”). No discretionary options or other awards can be granted under the 2003 Director Plan; rather, Director Options to purchase 10,000 shares of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations or other similar changes in capitalization) are granted automatically (i) to each person who becomes an Outside Director after the date the 2003 Director Plan was approved by our stockholders and (ii) to each Outside Director on each date on which our annual meeting of the stockholders held, provided that such Outside Director does not then hold any options under the 1993 Director Option Plan that have not vested as of such date. The exercise price per share of any Director Option is the fair market value of one share of Common Stock on the date of grant. While our stock is listed on a national securities exchange or other nationally recognized trading system such as the NASDAQ Stock Market, this will be the closing price per share of the our Common Stock on the trading day of the Annual Stockholders Meeting. Each Director Option is fully vested and exercisable in full on the date of grant. Director Options are exercisable until the tenth anniversary of the date of grant.  For fiscal 2014, the restricted stock grants made to the non-employee directors were made in lieu of the 10,000 share annual meeting options grant provided for under the 2003 Director Plan.

In June 2013, the Compensation Committee recommended, and the Board approved an increase in the number of shares of restricted stock granted to each non-employee director annually to 25,000 shares for each non-employee director identified below, to take effect at the 2013 annual meeting of stockholders. At the same time, the Compensation Committee recommended, and the Board approved the future designation of a “lead independent director” on the Board who, if appointed, would receive annually an additional 15,000 shares of restricted stock in recognition of the additional responsibilities associated with this position.

Fiscal 2014 Non-employee Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Stock Options	Total
David Anderson (2)	$24,000	$23,750	$-	$47,750
Katsumi Oneda	-	-	-	-
Cheryl Pegus (2)	24,000	38,000	-	62,000
Lewis C. Pell (3)	-	-	-	-
John J. Rydzewski (2)	24,000	23,750	-	47,750
Howard I. Zauberman (4)	-	-	-	-
Total	$72,000	$85,500	$-	$157,500

(1)

Based on the grant date fair value of the equity awards (stock options and restricted stock awards) granted in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 718 (Topic 718, Compensation – Stock Compensation ), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 9. Stock-Based Awards to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2014.  At March 31, 2014, the aggregate number of stock option awards outstanding for each non-employee director was as follows: Mr. Anderson, 42,000 shares; Mr. Oneda, 34,000 shares; Dr. Pegus, 10,000 shares; and Mr. Rydzewski, 20,000 shares.

(2)

Messrs. Anderson, Oneda, and Rydzewski and Dr. Pegus received the Non-employee Director fee described above. The amounts in the table do not include reimbursements for certain company-related travel and entertainment expenses.

(3)

Mr. Pell is an employee of the Company and received $28,267 in salary. He does not receive separate compensation in his capacity as a member of our Board, with the exception of reimbursement of company-related travel and entertainment expenses.

(4)	Mr. Zauberman is an employee of the Company and received $210,923 in salary. He does not receive separate compensation in his capacity as a member of our Board.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed and recommends the firm of EisnerAmper LLP (“EisnerAmper”) as our independent registered public accountants for the current fiscal year. EisnerAmper has served as our independent registered public accountants since March 2010 and, most recently, completed the audit of our financial statements for the fiscal year ended March 31, 2014. Although stockholder approval of the appointment of EisnerAmper is not required by law or by our governing documents, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection.

Representatives of EisnerAmper are expected to be available at the Annual Meeting, to have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions from stockholders.

Fees Paid to Auditors

The following table shows the aggregate fees billed for professional services rendered by EisnerAmper for the fiscal years ended March 31, 2014 and 2013, except as expressly noted:

	Fiscal Year Ended March 31,
	2014	2013
Audit fees (1)	$119,350	$124,115
Audit-related fees	-	-
Tax fees (2)	25,830	25,200
All other fees (3)	3,650	29,500
Total	$148,830	$178,815

(1)

Audit fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements, and services that are normally provided in connection with statutory audits required in regulatory filings.

(2)	Tax fees consist of fees for professional services rendered for assistance with federal and state tax compliance.
(3)	All other fees consist of fees for Form 5500 preparation, registration statement consents, and accounting advisory fees.

The Audit Committee chooses and engages our independent registered public accountants to audit our financial statements. In April 2004, our Audit Committee adopted a policy requiring management to obtain the Audit Committee’s approval before engaging our independent registered public accountants to provide any audit or permitted non-audit services to us or our subsidiaries. This policy, which is designed to assure that such engagements do not impair the independence of our independent registered public accountants, requires the Audit Committee to pre-approve annually various audit and non-audit services and the amount of such services that may be performed by our independent registered public accountants.

Our Principal Financial Officer and Principal Accounting Officer (the same individual) reviews all management requests to engage our independent registered public accountants to provide services and approves the request if the requested services are of the type and amount pre-approved by the Audit Committee. We inform the Audit Committee of these approvals at least quarterly. Services of the type not pre-approved by the Audit Committee require pre-approval by the Audit Committee on a case-by-case basis, subject to exceptions permitted by law. The Audit Committee is not permitted to approve the engagement of our independent registered public accountants for any services that fall into a category of services that is not permitted by applicable law or if the services would be inconsistent with maintaining the registered public accountant’s independence. All of the services performed by the independent registered public accountants in fiscal 2014 were pre-approved by the Audit Committee and, thus, we did not rely on any such exception to the pre-approval requirements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE REPORT OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE REVIEW CONTAINED IN THIS PROXY SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

  Report of the Audit Committee of the Board of Directors

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes, including the selection of the Company’s independent registered public accountants.

The functions performed by the Audit Committee are not intended to duplicate or to certify the activities of management and the independent registered public accountants, nor can the Audit Committee certify that the independent registered public accountants are “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accountants on the basis of the information it receives, its discussions with management and the independent registered public accountants and the experience of the Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee met and held discussions periodically in fiscal 2014 with management and the independent registered public accountants, including meetings with the independent registered public accountants during which management was not present.  Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accountants. The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for fiscal 2014. The Audit Committee has discussed with EisnerAmper the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees” as amended as adopted by the PCAOB in Rule 3200T. Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee has also received the written disclosures and the letter from EisnerAmper as required by the PCAOB in Rule 3526 regarding EisnerAmper’s communications with the Audit Committee concerning its independence and has discussed with EisnerAmper its independence. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended March 31, 2014, as filed with the SEC.

AUDIT COMMITTEE

   David W. Anderson, Chairman

   John J. Rydzewski

Compensation Committee Review

The Compensation Committee has reviewed and discussed the executive compensation information contained in this proxy statement and recommended to the Board that such information be included in this proxy statement and incorporated into the Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

COMPENSATION COMMITTEE

   John J. Rydzewski, Chairman

   David W. Anderson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 17, 2014 (unless otherwise indicated below), with respect to the beneficial ownership of our common stock by: (i) each current director, each person serving as director during our fiscal year ended March 31, 2014, and each director nominee; (ii) each person who was a named executive officer at any time during our fiscal year ended March 31, 2014; and (iii) all of the foregoing individuals as a group. As of June 17, 2014, we do not have any person who is known by us that have a beneficial ownership of more than 5% of the outstanding shares of our Common Stock, other than as reflected in the following table.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner (2)	Percent of Class (3)
David W. Anderson (4)(5)	87,000	*
Mark S. Landman (4)(5)	221,015	*
Katsumi Oneda (4)(6)	8,311,597	11.5%
Jitendra Patel (4)(5)	219,294	*
Lewis C. Pell (4)(7)	31,111,090	42.9%
Dr. Cheryl Pegus (4)(5)	50,000	*
John J. Rydzewski (4)(5)	97,500	*
Howard I. Zauberman (4)(5)	1,850,000	2.6%
Cynthia F. Ansari (4)(8)	427,203	*
Warren Bielke (4)(9)	891,452	1.2%
Keith J. C. Darragh (4)(10)	136,208	*
Lothar Koob (4)(11)	75,000	*
Dr. Bruce Polsky (12)	45,000	*
Katherine Wolf (13)	-	*
All directors and named executive officers, as a group (14 persons)	43,522,359	60.0%

*	Less than 1% of the shares of Common Stock outstanding
(1)

Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares of Common Stock beneficially owned, subject to community property laws, if applicable. The address for each beneficial owner is c/o Vision-Sciences, 40 Ramland Road South, Orangeburg, New York 10962.

(2)

The number of shares of Common Stock beneficially owned by each director, nominee for director, or named executive officer is determined under the rules of the SEC and is based on information supplied by the individuals listed above, including reports filed on Form 4 with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares as beneficially owned does not constitute an admission by such individual of beneficial ownership.

(3)

The number of shares deemed outstanding includes 47,531,859 shares outstanding as of June 17, 2014, and any shares subject to stock options and warrants held by the person or entity in question that are currently exercisable or exercisable within 60 days thereafter. The percent of the outstanding shares of our Common Stock for any person or group who beneficially owned any shares pursuant to options or warrants that are exercisable within 60 days of June 17, 2014, is calculated assuming all such options and warrants have been exercised in full and adding the number of shares subject to such options and warrants to the total number of shares issued and outstanding on June 17, 2014 for such individual.

(4)

The amounts reflected in the amount and nature of beneficial ownership and percent of class columns includes stock options or warrants currently exercisable or exercisable within 60 days after June 17, 2014, as follows:  Mr. Anderson, 42,000 shares; Ms. Ansari, 375,000 shares; Mr. Bielke, 832,000 shares; Mr. Darragh, 130,000 shares; Mr. Koob, 30,000 shares; Mr. Landman, 188,884 shares; Mr. Oneda, 34,000 shares; Mr. Patel, 194,073 shares; Mr. Pell, 1,880,620 shares; Dr. Pegus, 10,000 shares; Mr. Rydzewski, 20,000 shares; Mr. Zauberman, 650,000; and all directors and named executive officers as a group (14 persons), 4,386,577 shares.

(5)

Includes non-vested restricted stock awards granted to Mr. Anderson, 6,250 shares; Mr. Landman, 5,890 shares; Mr. Patel, 5,024 shares; Dr. Pegus, 10,000 shares; Mr. Rydzewski, 6,250 shares; and Mr. Zauberman, 1,200,000 shares. The restricted stock awards are subject to certain performance and service restrictions.

(6)	Includes 37,500 shares and 47,500 shares held of record and beneficially owned by Mr. Oneda’s son and daughter, respectively; Mr. Oneda disclaims beneficial ownership of these shares.
(7)

Includes 20,599,250 shares that would be issued to Mr. Pell pursuant to the exercise of his convertible debt (outstanding as of March 31, 2014: $20.0 million at a conversion price of $1.20 per share and $3.5 million at a conversion price of $0.89). Also includes 50,000 shares and 43,500 shares held of record and beneficially owned by Mr. Pell’s wife and trust, respectively; Mr. Pell disclaims beneficial ownership of these shares.

(8)	Ms. Ansari resigned as our President and CEO effective May 9, 2013 and as a member of our Board effective July 9, 2013.
(9)	Mr. Bielke resigned as a member of our Board effective April 28, 2014.
(10)	Mr. Darragh resigned as our Vice President, Finance effective June 11, 2014.
(11)	Mr. Koob resigned as a member of our Board effective June 11, 2014.
(12)	Dr. Polsky did not stand for re-election as a member of our Board.
(13)	Ms. Wolf resigned as our Chief Financial Officer and Executive Vice President, Corporate Development effective August 28, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our Common Stock, file with the SEC reports of initial ownership of our Common Stock and subsequent changes in that ownership and furnish to us copies of all forms they file pursuant to Section 16(a). Based solely on a review of Forms 3, 4, and 5 furnished to us or filed with the SEC in fiscal 2014 and written representations from reporting persons to the effect that no other such reports were required to be filed, we believe all Section 16(a) filing requirements were timely made in the fiscal year ended March 31, 2014.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Overview – Compensation Objectives and Philosophy

The Compensation Committee is responsible for establishing and administering compensation for the Company’s executive officers, including our CEO, and exercising oversight of compensation practices for all employees, including strategies for attracting, developing and motivating employees.

  The Compensation Committee considers its primary goal to be designing and implementing equitable and cost-effective compensation programs that link corporate strategy and goals to compensation plans. In this regard, there are four primary considerations impacting compensation decisions:

(1)	driving sustainable Company growth;
(2)	progressively improving our operating and financial performance;
(3)	fostering an innovative and entrepreneurial corporate culture; and
(4)	delivering superior investment returns to our stockholders.

The key factors that the Compensation Committee examines when designing compensation programs include the compensation practices at peer companies and the competitiveness of our programs in the market. We have determined that our Company’s executive compensation practices should place a greater emphasis on corporate performance rather than individual performance. Accordingly, our executive compensation is designed to motivate executives by aligning a substantial portion of their compensation with the achievement of corporate goals.

We design, develop, manufacture, and market technologically advanced endoscopic products. We have incurred net losses resulting from investment in new product technologies and systems that have enabled us to remain a technology leader. In the future, we expect our net losses to decline as market introductions of newly developed products accelerate. Accordingly, the Company’s incentive bonus program reflects the Company’s product commercialization targets as described more fully below.

Review of Relevant Compensation Data

The Compensation Committee considers market pressures and compensation practices at a peer group of companies when administering executive compensation. In order to assess the competitiveness of our executive compensation practices, the Compensation Committee compared our fiscal 2014 executive officer compensation against the compensation provided to executives in comparable positions at peer companies.

The peer group examined by the Compensation Committee in assessing fiscal 2014 compensation for our executive officers includes medical technology companies that are comparable to us in size or business life-cycle stage and with whom we believe we compete for investor capital. These companies are:

AtriCure | BG Medicine | BIOLASE | Cardica | CardioNet | Cardiovascular Systems | Cutera | Cynosure | Hansen Medical |

LeMaitre Vascular | RTI Biologics | Spectranetics | STAAR Surgical | Stereotaxis | Vascular Solutions

There were no changes to the peer group from the group utilized in fiscal 2013.

The Compensation Committee reviewed compensation data for executives at the peer companies with positions comparable to those held by our executive officers. This data consisted of salary, bonus, and equity award information as well as total direct compensation paid by each of the peer companies as reflected in their proxy statements.

Although the Compensation Committee reviewed peer compensation data to help inform its decision-making process, this data is only one point of information taken into account by the Compensation Committee in making compensation decisions that we feel will best enable us achieve our corporate objectives.

 Elements of Compensation

The Compensation Committee believes that the success of a medical technology company is significantly influenced by the quality of its work force. With this in mind, we strive to provide what we feel is a competitive total compensation package to our executive officers through a combination of three different elements of compensation. First, we set base salaries at a level designed to attract and retain executives based on experience and an internal determination as to how critical the position is to our success and financial performance. Second, we provide the opportunity to receive performance bonuses upon the achievement of pre-determined corporate and individual objectives and to support an environment in which executives are accountable for performance. Finally, we provide equity incentives to encourage sustained long-term performance and create a culture of ownership and entrepreneurship.

In addition to these three elements of compensation, we provide other benefits, such as health and life insurance, to our employees, including our executive officers, to promote their safety and security. The following discussion further describes the mix of compensation elements we offer to our executive officers.

Base Salary

We pay salaries to our executive officers to provide a base-level of compensation to them in consideration of the services they perform for us. We recognize that our financial success and the achievement of our long-term objectives is largely dependent upon the experience, skills and efforts of our executive management and that the compensation we pay must be competitive with the compensation paid by other similarly-situated companies in order to recruit and retain our executive management team.

The base salaries of our executive officers are primarily established based on the scope of their responsibilities, taking into account competitive market compensation paid by other small-cap, medical device public companies for similar positions and adjusted as necessary to recruit or retain specific individuals. Other factors affecting executive base salary are the executive’s level of experience and an evaluation of the individual's contribution to our success.

The amount of salary paid during fiscal 2014 to each of our named executive officers is shown in the Summary Compensation Table below. The Compensation Committee sets the annual base salaries for the named executives after reviewing the individual's level of responsibility, experience, and performance and with input from the CEO (other than with respect to his own compensation).

Performance Bonus

The Compensation Committee determined to provide for the possibility of discretionary bonuses intended to achieve the broad goals outlined above for our compensation program. Accordingly, the Compensation Committee adopted a Performance Incentive Plan (the “Performance Plan”) that provides for the payment of bonuses to the Company’s executive officers and other senior managers based on the attainment of specified Company performance and individual executive objectives.

Any payments that may be due under the Performance Plan on account of fiscal 2014 performance will be paid in shares of restricted stock awarded under our current 2007 Amended and Restated Stock Incentive Plan and will vest over four years. Thus, the Performance Plan is designed both to motivate executives  to maximize the Company’s performance in the year in which they are granted restricted shares and to provide long-term retention incentive for the vesting period with respect to those shares that become eligible to vest based on the Company’s performance. Our goal in creating the Performance Plan is to more closely align executive compensation with the achievement of key corporate objectives, thereby motivating participants to perform to the best of their ability in making the Company successful and thereby increase stockholder value. The program is designed to focus management’s attention on key Company priorities and goals and to attract, retain and reward results-oriented executives. The Compensation Committee believes a senior management team that is providing strong performance should be able to satisfy the performance measures under the Performance Plan in most, but not all, fiscal years.

Each participant has a target incentive opportunity equal to a percentage of their respective annual base salary. On an annual basis, the Compensation Committee determines the target incentive opportunity to be applied. The target incentive opportunity is the amount that will be paid if the Company meets all of its performance objectives. The actual payout to participants may be lower or equal to the target incentive opportunity.

Each year, with guidance from the Board, the Compensation Committee will determine the performance measures that support the Company’s business plan for the coming year and the appropriate weighting for each performance measure. Revenue growth (“Revenue”) and Earnings (Loss) before Interest and Taxes (“EBIT”) will be used as performance measures each year. The Compensation Committee may establish additional performance measures in future years. A “minimum,” “target” and “maximum” performance level for each of the annual performance measures will be set each year. Performance below the minimum will result in no payment for that performance measure. Performance exceeding expectations will result in additional payouts up to the allowed maximum. At the target performance level, participants will receive 100% of their target incentive opportunity. The Compensation Committee has discretion to increase or decrease payout amounts under the Performance Plan, to utilize cash or shares of restricted stock to fund payments under the Performance Plan and to amend or revise the performance targets and to establish new targets.

The general performance measures set by the Compensation Committee under the Performance Plan are as follows: (1) Company Revenue and EBIT performance (“Company Component”) and (2) individual executive performance milestones (“Individual Component”), with each performance measure accounting for 75% and 25%, respectively, of the target incentive opportunity. The target incentive opportunity for the CEO is 75% of the annual base salary; for certain other executive officers, it is 45% of the executive officer’s annual base salary; and for certain director level management employees, it is 15% of the manager’s base salary.

As originally designed, upon achieving 80% of our target Revenue budget and meeting a specified EBIT level, management will receive 60% of their bonuses, and upon achieving 100% of our target Revenue budget and meeting a specified EBIT level, management will receive 75% of their bonuses. Irrespective of whether the Company has achieved the Revenue and EBIT targets, individuals will receive 25% of their eligible bonus if their individual performance goals are met.

These levels at which the Compensation Committee set the performance measures were intended to be challenging in order to encourage our executive management to aggressively pursue the Company’s financial goals. However, these performance measures were also intended to be attainable, with the Compensation Committee’s expectation that the participants will achieve at least 80% of the target if they successfully execute the strategies and tactics developed under the Company’s strategic plan and meet their individual performance goals.

The Compensation Committee did not approve a Performance Plan for fiscal 2014 and did not award any performance bonuses to the Company’s executive officers for fiscal 2014.

Long-Term Equity Incentive Compensation

Our long-term equity incentive compensation consists of stock options that we provide to our executive officers on an annual basis through our 2007 Plan.  We use equity compensation so that our executives and other eligible employees will be motivated as stakeholders to contribute to our long-term success and to reward them only when our stockholders' gain value. We believe that providing a significant amount of "at risk" equity compensation to our executives is important because it aligns the interests of our executive officers with those of our stockholders and provides executive officers an opportunity to participate in our growth. Stock option awards also provide a means of recruiting key executives and enhancing the retention of executives in so far as they are typically subject to vesting over an extended period of time.

As part of the executive performance review process, the Compensation Committee considers granting stock options to executive officers. However, the Compensation Committee generally views long-term equity incentive compensation as incentive for future performance and not compensation for past accomplishments. Based its review of executive equity ownership at comparable companies, the Compensation Committee has set target levels of equity ownership to guide its determination of  equity awards to be made to our executive officers.

The Compensation Committee grants stock options on a periodic basis to our executive officers and other eligible employees. The Compensation Committee determines grant levels to executives after considering the level of responsibility, experience and expected contributions of each executive, as well as peer group data.

The value of the options awarded to our named executive officers that is used in our financial statements is contained in the Summary Compensation table below. We measure fair market value as the closing price of our common stock on The NASDAQ Stock Market on the date of grant. Our stock options vesting periods range from immediate to six years with vesting tied to continued employment. Each grant allows the officer to acquire shares of our common stock at a fixed price per share, which is equal to the fair market value on the date of grant. The option grant will provide a return only if our common stock appreciates over the 10-year option term.

Our executive officers assist the Board in setting option grant dates only to the extent they assist the Board with scheduling these meetings. These meetings are scheduled independently of the release of material information about the Company. The Company does not backdate options or grant options retroactively.

Newly-hired executive officers and employees may receive an option grant that begins to vest as of the date they commence employment. We grant these stock options as a recruitment incentive and so that newly recruited officers and employees are motivated as owners on their first day of employment. This results in a situation in which the effective date of the grant and the exercise price are established on a date following the date the Compensation Committee approved the grant. The size of initial stock option grants to newly hired executive officers is based in part on competitive conditions applicable to the individual’s position taking into account the level of responsibility, experience and expected contributions of each executive. For employees below the vice president level, the size of the initial stock option grant is also based on ranges established for each position. These ranges are recommended by management, based in part on survey data.

Other Elements of Compensation

Executive officers also participate in various medical, dental, life, and disability benefit programs that are generally made available to all employees. We do not provide perquisites to our Executive officers other than those available to all employees generally.

Compensation Risk Assessment

The Compensation Committee has conducted a risk assessment of our employee compensation programs, including our executive compensation programs, and has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incentivize executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned or paid to our named executive officers for the fiscal years ending March 31, 2014 and 2013.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Howard I. Zauberman (2)	2014	$210,923	$-	$-	$358,045	$-	$21,918	(3)	$590,886
President and Chief Executive Officer	2013	$-	$-	$-	$-	$-	$-		$-

Mark Landman	2014	$170,000	$-	$-	$-	$-	$-		$170,000
Vice President, Disposables Operations	2013	$170,000	$-	$-	$23,073	$-	$-		$193,073

Jitendra Patel	2014	$155,000	$-	$-	$-	$-	$4,500	(4)	$159,500
Vice President, Industrial Division	2013	$153,462	$-	$-	$-	$-	$4,500	(4)	$157,962

Cynthia F. Ansari (5)	2014	$45,769	$-	$-	$-	$-	$200,749	(6)	$246,518
Former President and Chief Executive Officer	2013	$350,000	$-	$-	$679,950	$-	$13,000		$1,042,950

Keith J. C. Darragh (7)	2014	$130,769	$-	$-	$-	$-	$5,460	(8)	$136,229
Former Vice President, Finance	2013	$200,000	$-	$-	$-	$-	$-		$200,000

Katherine Wolf (9)	2014	$-	$-	$-	$-	$-	$117,692	(6)	$117,692
Former Chief Financial Officer and	2013	$112,789	$-	$-	$-	$-	$140,289	(6)	$253,078
Executive Vice President, Corporate Development

(1)

Amounts shown in this column represent the aggregate grant date fair value of the stock awards and option awards computed in accordance with FASB ASC 718, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 9. Stock-Based Awards to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2014.

(2)	Mr. Zauberman served as our interim CEO from May 13, 2013 until his appointment as our President and CEO on November 26, 2013.
(3)	Consists of consulting pay for strategic advisory services provided to our former President and CEO, Ms. Ansari.
(4)	Consists of automobile allowance.
(5)	Ms. Ansari resigned as our President and CEO effective May 9, 2013.
(6)	Consists of severance pay and accrued vacation time payout.
(7)	Mr. Darragh resigned as our Vice President, Finance effective June 11, 2014.
(8)	Consists of consulting pay for accounting and financial reporting services provided from May 17, 2013 until September 22, 2013 when Mr. Darragh served as a consultant for us.
(9)	Ms. Wolf resigned as our Chief Financial Officer and Executive Vice President, Corporate Development effective August 28, 2012.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning unexercised stock options and unvested stock awards that have been granted to each named executive officer and that were outstanding as of March 31, 2014:

	Stock Options					Stock Awards
Name	Number of Securities Underlying Vested Options Exercisable	Number of Securities Underlying Unvested Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested (1)
Cynthia F. Ansari	375,000	-		$2.22	7/9/2014

Keith J. C. Darragh	55,000	-		1.43	9/19/2014
	18,750	6,250	(2)	0.97	9/19/2014
	5,000	5,000	(2)	2.56	9/19/2014
	45,000	45,000	(2)	1.96	9/19/2014
						4,215	(2)	$5,058

Mark Landman	20,000	-		2.05	7/25/2015
	15,000	-		1.75	3/31/2016
	11,250	-		1.10	4/4/2017
	25,000	-		4.88	5/29/2018
	7,634	-		1.28	4/1/2019
	75,000	-		0.98	8/18/2019
	2,500	-		1.57	2/1/2021
	25,000	25,000	(3)	2.29	11/7/2021
	7,500	22,500	(3)	1.10	11/26/2022
						11,780	(4)	14,136

Jitendra Patel	10,000	-		2.05	7/25/2015
	10,000	-		1.75	3/31/2016
	10,000	-		1.27	8/8/2017
	75,000	-		4.88	5/29/2018
	6,573	-		1.28	4/1/2019
	40,000	-		1.42	10/15/2019
	31,875	10,625	(3)	0.97	4/5/2020
						10,048	(4)	12,058

Howard I. Zauberman	250,000	-		1.08	5/13/2023
	100,000	-		0.94	8/9/2023
	100,000	-		0.90	11/8/2023
	100,000	-		1.24	2/7/2024
						1,200,000	(5)	1,440,000

Katherine Wolf	-	-
	1,421,082	114,375				1,226,043		$1,471,252

(1)	Calculated as the number of unvested shares multiplied by the closing stock price of our common stock on March 31, 2014 of $1.20.
(2)	These unvested and unexercisable options and unvested shares were forfeited upon Mr. Darragh’s resignation as Vice President, Finance effective June 11, 2014.
(3)	Vests ratably over four years.
(4)	The restrictions lapse over a three-year graded vesting schedule commencing on April 1, 2012.
(5)

The restrictions lapse over a four-year graded vesting schedule (subject to further vesting as described) commencing on November 26, 2013 as follows: up to 300,000 shares become unrestricted each year, upon Mr. Zauberman’s achievement of predetermined Company milestones and individual performance objectives.

AGREEMENTS AND OTHER RELATED PARTY TRANSACTIONS

Potential Payments Upon Termination or Change in Control

Pursuant to our agreement with Mr. Zauberman, if we terminate him without Cause or upon a Change of Control (as defined in our 2007 Stock Incentive Plan (the “Plan”)) in which he does not continue in his current position, we will provide him with six months’ notice, or payment in lieu of notice thereof, in accordance with our ordinary payroll practices.

Agreements with Directors and Named Executive Officers

On November 26, 2013 (the “Employment Date”), the Board appointed Mr. Zauberman as our President and CEO. In connection with his appointment, we entered into an employment agreement with him (the “Agreement”), which provides for an annual base salary of $250,000 and certain other benefits. Mr. Zauberman will be granted options to purchase 100,000 shares of our Common Stock in accordance with the Plan for each 90 days of service under the Agreement. The options to purchase our Common Stock will be fully vested as of their respective grant date and exercisable during the term of the Agreement and for a period of 36 months following the termination of the Agreement unless Mr. Zauberman is terminated for “cause” (as defined in the Agreement), provided, however, that in no event shall an exercise period for an option exceed ten (10) years.

On the Employment Date, Mr. Zauberman was also issued 1,200,000 restricted shares of our Common Stock (“Restricted Shares”), which shares will be subject to the removal of restrictions over four years (subject to further vesting as described below) commencing on the Employment Date. The removal of restrictions on the Restricted Shares is to occur as follows: up to 300,000 Restricted Shares each year, upon Mr. Zauberman’s achievement of predetermined Company milestones and individual performance objectives (“Milestones”).

Certain Relationships and Related Transactions

 Convertible Debt – Related Party

On September 25, 2013 (the “2013 Effective Date”), we entered into a $3.5 million revolving convertible promissory note (the “2013 Note”) with Mr. Pell. The 2013 Note accrues annual interest, payable annually, at the rate of 1.66%. The 2013 Note must be repaid in full on or before the fifth anniversary of the 2013 Effective Date (the “2013 Maturity Date”), but may be prepaid by us at any time without penalty. We will be required to repay all amounts outstanding under the 2013 Note upon an event of default, as defined in the 2013 Note. The outstanding principal amount of the 2013 Note is convertible at any time prior to the 2013 Maturity Date, at Mr. Pell’s option, into shares of our Common Stock at a price of $0.89, the closing bid price of our Common Stock on the 2013 Effective Date. At March 31, 2014, we had outstanding principal borrowings of $3.5 million under the 2013 Note, which is reflected as convertible debt – related party on our consolidated balance sheet.

On September 19, 2012 (the “Replacement Note Effective Date”), we entered into a $20.0 million revolving convertible promissory note (the “Replacement Note”) with Mr. Pell. The Replacement Note (i) consolidated and restructured $15.0 million in aggregate borrowings collectively outstanding under an Amended and Restated Loan Agreement, dated September 30, 2011, between us and Mr. Pell (the “Original Agreement”) and a separate promissory note, dated July 25, 2012, between us and Mr. Pell, and (ii) provided for up to $5.0 million in additional borrowings.

The Replacement Note accrues annual interest, payable annually, at the rate of 0.84%. The Replacement Note must be repaid in full on or before the fifth anniversary of the Replacement Note Effective Date (the “Replacement Note Maturity Date”), but may be prepaid by us at any time without penalty. We will be required to repay all amounts outstanding under the Replacement Note upon an event of default, as defined in the Replacement Note.

The outstanding principal amount of the Replacement Note is convertible at any time prior to the Replacement Note Maturity Date, at Mr. Pell’s option, into shares of our Common Stock at a conversion price of $1.20 per share, which was the closing bid price of our Common Stock on the Replacement Note Effective Date. At March 31, 2014, we had $20.0 million in outstanding principal borrowings under the Replacement Note, which is reflected as convertible debt – related party on our consolidated balance sheet.

At March 31, 2014, we had an aggregate amount of $253 thousand in accrued interest under the Replacement Note and the 2013 Note, which is included in accrued expenses on our consolidated balance sheet.

On June 16, 2014 (the “2014 Note Effective Date”), we entered into a $5.0 million revolving convertible promissory note (the “2014 Note”) with Mr. Pell. The 2014 Note accrues annual interest, payable annually, at the rate of 1.93%. The 2014 Note must be repaid in full on or before the fifth anniversary of the 2014 Note Effective Date (the “2014 Note Maturity Date”), but may be prepaid by us at any time without penalty. We will be required to repay all amounts outstanding under the 2014 Note upon an event of default, as defined in the 2014 Note. The outstanding principal amount of the 2014 Note is convertible at any time prior to the 2014 Note Maturity Date, at Mr. Pell’s option, into shares of our Common Stock at a price of $1.11, the closing bid price of our Common Stock on the 2014 Note Effective Date; provided, however, that Mr. Pell may not convert any portion of the 2014 Note until such time as we have amended our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock by at least the amount necessary for issuance upon conversion of the 2014 Note. At June 17, 2014, we had outstanding principal borrowings of $1.0 million under the 2014 Note.

Pursuant to the Original Agreement, Mr. Pell received warrants to purchase an aggregate of 1,880,620 shares of our Common Stock at a weighted average exercise price of $1.86 per share. All of the warrants are vested and expire on the later of September 30, 2016 or one year after the termination of the Original Agreement and repayment of all amounts due and payable under the Original Agreement.

The Governance and Nominating Committee reviewed the terms of all of the convertible debt promissory notes, and recommended approval to the full Board. The remaining (uninterested) members of the Board determined that these notes were fair, properly negotiated, and would be at least as favorable to us as could have been obtained from unaffiliated third parties, and accordingly, after discussion, it was unanimously approved.

SpineView Development and Supply Agreement

On June 19, 2008, we entered into a Development and Supply Agreement with SpineView, Inc. (the “SpineView Agreement”), pursuant to which we were to develop and supply a charge-coupled device (CCD)-based video endoscope to SpineView for use with SpineView’s products. In September 2010, we received a prepayment of $1.4 million from SpineView for the initial, firm stocking order of 50 SpineView surgical endoscope systems. We recognized $440 thousand in revenue for delivery of SpineView surgical endoscope systems in fiscal 2013. We did not have any sales to SpineView in fiscal 2014. After exhausting the remaining prepaid balance in fiscal 2013, SpineView began to pay us for products supplied.

Mr. Pell, our Chairman, is the Chairman of the SpineView board and an investor in SpineView. Messrs. Katsumi Oneda and John J. Rydzewski, members of our Board, also are investors in SpineView. Our policy with respect to transactions in which any of our directors or officers may have an interest, requires that such transaction (i) be on terms no less favorable to us than could be obtained from unaffiliated third parties and (ii) be approved by a majority of the uninterested, outside members of the Board. All transactions with SpineView have been approved in accordance with Company policy.

PROPOSAL 3:

AMENDMENT TO CERTIFICATE OF INCORPORATION – INCREASE IN COMMON STOCK

The Board has unanimously approved an amendment (the "Amendment to the Certificate of Incorporation") to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") to increase the authorized number of shares of Common Stock from 75,000,000 shares of Common Stock to 100,000,000 shares of Common Stock and has authorized an Amendment to the Certificate of Incorporation to be submitted to the Company's stockholders for approval. In accordance with Delaware law, the Company's Certificate of Incorporation and the Company's By-Laws, as amended, the Amendment to the Certificate of Incorporation is required to be approved by holders of a majority of the Company's outstanding Common Stock. Attached hereto as Appendix A is the Company's Certificate of Incorporation, together with an amendment thereto, as in effect on the date hereof. Attached hereto as Appendix B is the Amendment to the Certificate of Incorporation in the form as approved by the Board and substantially the form proposed to be filed in the State of Delaware (subject to requisite stockholder approval of Proposal 3 set forth in this Proxy Statement). Upon approval and subsequent filing of the Amendment to the Certificate of Incorporation with the Secretary of State in the State of Delaware, the additional shares of Common Stock available for issuance if and when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no preemptive rights relating to the Common Stock.

As of June 12, 2014 (the “Record Date”), we had 47,531,859 shares of Common Stock issued and outstanding and 26,645,414 shares of Common Stock reserved for issuance in connection with the Company's outstanding warrants, conversion of notes (excluding the 2014 Note, which by its terms, is not convertible until such time as we have amended our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock by at least the amount necessary for issuance upon conversion of the 2014 Note), and options. Accordingly, as of the Record Date, based on the presently authorized shares of Common Stock under the Certificate of Incorporation in effect on the date hereof, the Company had only 822,727 shares of Common Stock available for issuance.

Reasons for the Amendment to the Certificate of Incorporation

The Board unanimously deems it advisable and in the best interest of the Company to increase the authorized number of shares of Common Stock under the Certificate of Incorporation to provide the Company with flexibility to issue more shares of Common Stock than presently authorized with Board approval and without further stockholder approval:

●

In the event the Board deems it desirable to issue Common Stock (or securities exchangeable or convertible into Common Stock) in connection with one or more public or private offerings, acquisitions, financing transactions, strategic relationships or arrangements or other proper corporate purposes; and

●	To have sufficient number of shares available for issuance to directors, officers, employees and others under the Company's equity stock incentive plans.

The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including, without limitation, those outlined above.

While the Company does not presently have specific plans, intentions, agreements, understandings or arrangements regarding the issuance of any Common Stock, except in connection with its existing equity incentive plans and as contemplated by the convertible loans made to the Company by Mr. Pell (as described above in “Certain Relationships and Related Transactions”), the Company would like to be in position to have sufficient available shares of Common Stock in the event the Company has an opportunity to issue shares of Common Stock (or securities convertible or exchangeable for Common Stock) in a transaction or issuance which the Board deems advisable. The Company has and will continue to evaluate available alternatives for funding working capital, capital expenditures and operating losses, including private or public offerings of securities or other arrangements. There can be no assurances that such financings or other arrangements will be available on terms acceptable to the Company, if at all.

Stockholder approval of the Amendment to the Certificate of Incorporation would, in certain circumstances, permit issuances of equity to be taken without the delay and expense associated with further stockholder approval, except to the extent a particular issuance would require stockholder approval under Delaware law or applicable stock market listing requirements for the particular transaction. Unless required by Delaware law or applicable stock market listing requirements, the Company would not be required to seek further stockholder approval prior to the issuance of additional authorized shares of Common Stock and any issuances would be determined by our Board, in its sole discretion.

Effect of Amendment to the Certificate of Incorporation

The increase in the authorized shares of Common Stock will become effective immediately upon filing the Amendment to the Certificate of Incorporation with the Secretary of State in the State of Delaware. There will be no changes to the Company's Certificate of Incorporation by virtue of the filing of the Amendment to the Certificate of Incorporation, other than to increase the authorized number of shares of Common Stock from 75,000,000 shares to 100,000,000 shares. The Amendment to the Certificate of Incorporation will not have any immediate effect on the rights of existing stockholders. However, to the extent that additional authorized shares of Common Stock are issued in the future, the issuances would have consequences on our existing stockholders, including diluting existing stockholder net tangible book value and voting power. Our existing stockholders do not have any preemptive rights to purchase or subscribe for any part of any new or additional issuance of securities.

The following table reflects the number of shares of Common Stock (1) authorized, (2) issued, (3) reserved but unissued, and (4) authorized but unissued and unreserved, each as of the Record Date and as of the Record Date as if the Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and effective. The Company has 5,000,000 shares of Preferred Stock authorized and unissued under its Certificate of Incorporation. The Amendment to the Certificate of Incorporation will not modify the number of authorized shares of Preferred Stock.

Number of Shares of Common Stock	As of the Record Date	As of the Record Date as if the Amendment to the Certificate of Incorporation was in effect
Authorized	75,000,000	100,000,000
Issued	47,531,859	47,531,859
Reserved but unissued	26,645,414	26,645,414
Authorized but unissued and unreserved	822,727	25,822,727

Advantages of Stockholder Approval of the Amendment

Because of the limited number of shares of Common Stock available for issuance under the Certificate of Incorporation, if the Amendment to the Certificate of Incorporation is approved by the stockholders, the additional availability of authorized shares of Common Stock would provide the Board with greater flexibility in the event it deems advisable for the Company to raise capital in the form of issuances of Common Stock (or securities exchangeable or convertible for Common Stock) or pursue other strategic opportunities. The Company would also have a sufficient number of shares of Common Stock to provide incentives for directors, officers, employees and others under the Company's existing equity incentive plans.

Possible Disadvantages of Stockholder Approval of Amendment

If the Amendment to the Certificate of Incorporation is approved, any subsequent issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and would dilute the percentage ownership of existing stockholders (not participating in any such issuance). The increase in authorized but unissued number of shares could also have possible anti-takeover effects. These authorized but unissued shares of Common Stock could (within the limits imposed by applicable law and applicable stock market listing requirements): (1) be issued in a transaction that the stockholders believe not desirable; or (2) be issued in one or more transactions that could make a change of control of the Company more difficult or costly, and therefore more unlikely. The additional authorized shares of Common Stock could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some stockholders. The Board is not aware of any effort by a third party to accumulate or securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise nor does the Board have any intention of using additional authorized Common Stock to deter a change of control.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' right with respect to the proposed Amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock, and the Company will not provide stockholders with any such right.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as set forth in the section Certain Relationships and Related Transactions (see page 17), none of our directors or executive officers or their associates have any substantial interest direct or indirect, by security holdings or otherwise, in the matter proposed to be approved by the stockholders as described in this proxy statement.

OTHER MATTERS BEFORE THE ANNUAL MEETING

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

OTHER MATTERS RELATED TO THIS PROXY STATEMENT

 Solicitation of Proxies

This solicitation of proxies is made on our behalf and we will bear all costs of solicitation. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, fax and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in this connection.

Electronic Availability of Proxy Materials and Householding

We are permitted pursuant to Securities and Exchange Commission rules to deliver a Notice only that proxy materials are available over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our fiscal 2014 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to our stockholders (or to each household which has elected a single notice of meeting), which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive Proxy materials by mail or email will remain in effect until you revoke it.

If you and other residents at your mailing address own shares of our Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (telephone number: (800) 542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report on Form 10-K, we will send a copy to you if you contact us at our principal office in Orangeburg, New York.

Stockholder Proposals for the 2015 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2015 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Corporate Secretary of the Company at our principal office in Orangeburg, New York not later than March 19, 2015.

Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2015 Annual Meeting of Stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by March 31, 2015, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, which information should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K for fiscal 2014, is incorporated herein by reference. Based upon Securities and Exchange Commission regulations, the report of the Audit Committee is not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission, other than our Annual Report on Form 10-K. This proxy statement is part of the proxy materials for the 2014 Annual Meeting of Stockholders. We will provide you, upon request and without charge, a copy of all information incorporated by reference in this proxy statement by first class mail or other equally prompt means within one business day of such request. Requests should be made to Vision-Sciences, Inc., 40 Ramland Road South, Orangeburg, New York 10962, Attention: Corporate Secretary, or by calling (848) 365-0600. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

Annual Report on Form 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon the request of such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, including the financial statements and schedules thereto, but excluding exhibits.  Requests for copies of such report should be directed to Vision-Sciences, Inc., 40 Ramland Road South, Orangeburg, New York 10962, Attention: Corporate Secretary, or by calling (848) 365-0600. The Annual Report on Form 10-K accompanies this Proxy Statement, but does not constitute a part of this Proxy Statement.

 By Order of the Board of Directors,

/s/ Lewis C. Pell
Lewis C. Pell, Chairman
June 17, 2014

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VISION-SCIENCES, INC.

VISION-SCIENCES, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify:

FIRST: That, in accordance with Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions declaring advisable the amendment of the Certificate of Incorporation of the Corporation and directing that said amendment be considered for approval by the stockholders of the Corporation at a special meeting of the Corporation.

SECOND: That, in accordance with Section 242 of the DGCL, the stockholders of the Corporation duly approved the proposed amendment at a special meeting of the stockholders by a majority of the outstanding stock entitled to vote thereon.

The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the FOURTH Article of the Corporation’s Certificate of Incorporation be amended to read in its entirety as follows:

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is (i) seventy-five million (75,000,000) shares of Common Stock, $0.01 par value per share (“Common Stock”) and (ii) five-million (5,000,000) shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions of the Board of Directors providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock or any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: The effective date of said amendment to the Certificate of Incorporation of the Corporation shall be the date it is filed with the Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Warren Bielke, its Interim Chief Executive Officer, this 15th day of December, 2010.

VISION-SCIENCES, INC.

By:	/s/ Warren Bielke
Name: Warren Bielke
Title: Interim Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VISION-SCIENCES, INC

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

Vision-Sciences, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting on May 9, 2000 of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware by a majority of the outstanding stock entitled to vote thereon at the Corporation's 2000 Annual Meeting of Stockholders on August 17, 2000. The resolution setting forth the amendment is as follows:

RESOLVED: That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock") and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 17th day of August, 2000.

VISION-SCIENCES, INC.

By:	/s/ Katsumi Oneda
Katsumi Oneda, President

ATTEST:

/s/ Gerald B. Lichtenberger
Gerald B. Lichtenberger, Corporate Secretary
[Corporate Seal]

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VISION-SCIENCES, INC.

Incorporated pursuant to an original Certificate of Incorporation filed under the name "Machida Incorporated" with the Secretary of State of the State of Delaware on October 19, 1987 as previously amended pursuant to (i) an amendment filed September 19, 1988; (ii) an amendment for merger filed October 4, 1988; (iii) an amendment for merger filed March 31, 1989; (iv) an amendment filed June 2, 1989; (v) an amendment filed September 12, 1989; (vi) an amendment filed December 18, 1990; (vii) a certificate of stock designations filed December 18, 1990; (viii) a certificate of resignation of registered agent filed May 1, 1991; (iproxy2014) a certificate of change of registered agent filed May 16, 1991; (x) an amendment filed May 17, 1991; (xi) an amendment filed February 28, 1992; (xii) an amended certificate of stock designations filed February 28, 1992; (xiii) an amendment filed June 3, 1992; (xiv) an amendment filed November 24, 1992; (xv) a certificate of correction filed February 9, 1993; (xvi) an amendment to the certificate of stock designations filed February 9, 1993; and (xvii) a certificate of retirement filed February 9, 1993. This Amended and Restated Certificate of Incorporation (i) effects changes in the first paragraph of Article FOURTH and in the first paragraph of Article THIRTEENTH contained in an amendment to the Certificate of Incorporation filed June 3, 1992 pursuant to Section 242 of the General Corporation Law of the State of Delaware, which changes became effective subsequent to June 3, 1992 and (ii) restates and integrates the Certificate of Incorporation of the Corporation and, as such, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

We, the undersigned, for purposes of restating the Certificate of Incorporation of Vision-Sciences, Inc. pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST. The name of the Corporation is:

Vision-Sciences, Inc.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of all classes of stock, which the Corporation shall have authority to issue is (i) 25,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1.

GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.	VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3.

DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.

LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption, privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation

FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1.     Election of directors need not be by written ballot.

2.     The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

SIXTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH. 1. Actions Suits and Proceeding s Other than b or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee") or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation

2. Actions or Suits b or in the Right of the Corporation . The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3.     Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes.

4.     Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

5.     Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however ,that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

6.     Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction

7.     Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8.     Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9.     Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10.     Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11.     Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

12.     Merger or consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

13.     Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14.     Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i). two-thirds (66 2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, Articles SEVENTH, EIGHTH and NINTH. Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation

15. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

NINTH. Notwithstanding any other provision of law, the Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, Articles SEVENTH, EIGHTH and NINTH. Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH. [Intentionally Deleted.]

ELEVENTH. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of Delaware.

TWELFTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.     Number of Directors. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors.

2.     Class of Directors. The Board of Directors shall be and is divided into three classes; Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors. Election of Directors . Elections of directors need not be by written ballot except as and to the extent provided in the By-laws of the Corporation.

3.     Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting following the end of the Corporation's fiscal year ending March 31, 1992; and each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending March 31, 1993; and provided further, that the term of each director shall continue until the election and qualification of his/her successor and shall be subject to his/her earlier death, resignation or removal.

4.     Allocation of Directors among Classes in the Event of Increases or Decreased in the Number of Directors . In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he/she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class

5.     Quorum. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-laws of the Corporation or by this certificate of Incorporation.

6.     Removal. If and for so long as the Board of Directors is classified pursuant to Section 141(d) of the Delaware General Corporation Law, stockholders may effect the removal of a director or the entire Board of Directors only for cause, unless this Certificate of Incorporation otherwise provides.

7.     Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his/her successor and to his/her earlier death, resignation or removal.

8.     Amendments. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.

THIRTEENTH. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of all of the outstanding shares of stock that would be entitled to vote thereon at a meeting of stockholders. Notwithstanding any other provisions of law, the Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article THIRTEENTH.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Amended and Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 10 to day of February, 1993.

VISION-SCIENCES, INC.

By:	/s/ David W. Prigmore
David W. Prigmore
President

ATTEST:

Corporate Secretary

[Corporate Seal]

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VISION-SCIENCES, INC.

VISION-SCIENCES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), does hereby certify:

FIRST: That, in accordance with Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions declaring advisable the amendment of the Certificate of Incorporation of the Corporation and directing that said amendment be considered for approval by the stockholders of the Corporation at a special meeting of the Corporation.

SECOND: That, in accordance with Section 242 of the DGCL, the stockholders of the Corporation duly approved the proposed amendment at a special meeting of the stockholders by a majority of the outstanding stock entitled to vote thereon.

The resolution setting forth the proposed amendment is as follows:

RESOLVED , that the FOURTH Article of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is (i) one hundred million (100,000,000) shares of Common Stock, $0.01 par value per share ("Common Stock"), and (ii) five-million (5,000,000) shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions of the Board of Directors providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock or any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: The effective date of said amendment to the Certificate of Incorporation of the Corporation shall be the date it is filed with the Secretary of State.

IN WITNESS WHEREOF , the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Howard I. Zauberman, its President and Chief Executive Officer, this ___ day of ________________, 2014.

VISION-SCIENCES, INC.

By:
Name: Howard I. Zauberman
Title: President and Chief Executive Officer

VISION-SCIENCES, INC.
ATTN: AARON POLAK
40 RAMLAND ROAD SOUTH
ORANGEBURG, NY 10962

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Katsumi Oneda   02 Dr. Cheryl Pegus

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of appointment of EisnerAmper LLP as the Company's independent registered public accountants for the fiscal year ending March 31, 2015.	☐	☐	☐
3. To approve an amendment to the Vision-Sciences, Inc. Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Vision-Sciences, Inc. Common Stock, $0.01 par value per share, from 75,000,000 shares of Common Stock to 100,000,000 shares of Common Stock.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000216611_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report with Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

VISION-SCIENCES, INC.
Annual Meeting of Shareholders
July 31, 2014 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Lewis C. Pell and Howard I. Zauberman or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of VISION-SCIENCES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, EDT on 7/31/2014, at the 40 Ramland Road South Orangeburg, NY 10962, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000216611_2 R1.0.0.51160